Exhibit 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

FOURTH QUARTER AND FULL YEAR 2012

(Unaudited)

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

FOURTH QUARTER AND FULL YEAR 2012

(UNAUDITED)

The information contained in this Financial Supplement is preliminary, unaudited and based on data available on January 17, 2013. We have reclassified certain prior period amounts to be consistent with the current period presentation, which we believe is more meaningful to readers of our consolidated financial statements. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our United States Securities and Exchange Commission (SEC) filings.

BUSINESS

PNC is one of the largest diversified financial services companies in the United States and is headquartered in Pittsburgh, Pennsylvania. PNC has businesses engaged in retail banking, corporate and institutional banking, asset management, and residential mortgage banking, providing many of its products and services nationally and others in PNC’s primary geographic markets located in Pennsylvania, Ohio, New Jersey, Michigan, Illinois, Maryland, Indiana, North Carolina, Florida, Kentucky, Washington, D.C., Delaware, Alabama, Virginia, Georgia, Missouri, Wisconsin, and South Carolina. PNC also provides certain products and services internationally.

ACQUISITION AND DIVESTITURE ACTIVITY

On March 2, 2012, PNC acquired 100% of the issued and outstanding common stock of RBC Bank (USA), the US retail banking subsidiary of Royal Bank of Canada, with more than 400 branches in North Carolina, Florida, Alabama, Georgia, Virginia, and South Carolina. The transaction added approximately $18 billion of deposits and $15 billion of loans to PNC’s Consolidated Balance Sheet. In addition, we sold the Smartstreet business unit which was acquired by PNC as part of the RBC Bank (USA) acquisition to Union Bank, N.A., resulting in a small gain and release of $46 million of goodwill and $13 million of core deposit intangibles.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 1

Consolidated Income Statement (Unaudited)

	Three months ended					Year ended
In millions, except per share data	December 31 2012	September 30 2012	June 30 2012	March 31 2012	December 31 2011	December 31 2012	December 31 2011
Interest Income
Loans	$2,094	$2,076	$2,163	$1,951	$1,902	$8,284	$7,595
Investment securities	478	504	527	526	523	2,035	2,161
Other	99	90	106	120	109	415	438

Total interest income	2,671	2,670	2,796	2,597	2,534	10,734	10,194

Interest Expense
Deposits	97	103	83	103	139	386	668
Borrowed funds	150	168	187	203	196	708	826

Total interest expense	247	271	270	306	335	1,094	1,494

Net interest income	2,424	2,399	2,526	2,291	2,199	9,640	8,700

Noninterest Income
Asset management	302	305	278	284	250	1,169	1,088
Consumer services	294	288	290	264	269	1,136	1,243
Corporate services	349	295	290	232	266	1,166	898
Residential mortgage (a) (b)	—	227	(173)	230	157	284	713
Service charges on deposits	150	152	144	127	140	573	534
Net gains on sales of securities	45	40	62	57	62	204	249
Net other-than-temporary impairments	(15)	(24)	(34)	(38)	(44)	(111)	(152)
Other (c)	520	406	240	285	250	1,451	1,053

Total noninterest income	1,645	1,689	1,097	1,441	1,350	5,872	5,626

Total revenue	4,069	4,088	3,623	3,732	3,549	15,512	14,326
Provision For Credit Losses	318	228	256	185	190	987	1,152
Noninterest Expense
Personnel	1,216	1,171	1,119	1,111	1,052	4,617	3,966
Occupancy	226	212	199	190	198	827	738
Equipment	194	185	181	175	177	735	661
Marketing	70	74	67	68	74	279	249
Other (d)	1,123	1,008	1,082	911	1,218	4,124	3,491

Total noninterest expense (e)	2,829	2,650	2,648	2,455	2,719	10,582	9,105

Income before income taxes and noncontrolling interests	922	1,210	719	1,092	640	3,943	4,069
Income taxes	203	285	173	281	147	942	998

Net income	719	925	546	811	493	3,001	3,071

Less: Net income (loss) attributable to noncontrolling interests	1	(14)	(5)	6	17	(12)	15
Preferred stock dividends and discount accretion	54	63	25	39	25	181	58

Net income attributable to common shareholders	$664	$876	$526	$766	$451	$2,832	$2,998

Earnings Per Common Share
Basic	$1.26	$1.66	$1.00	$1.45	$.86	$5.36	$5.70
Diluted	$1.24	$1.64	$.98	$1.44	$.85	$5.30	$5.64

Average Common Shares Outstanding
Basic	526	526	527	526	524	526	524
Diluted	528	529	530	529	526	529	526

Efficiency	70%	65%	73%	66%	77%	68%	64%
Noninterest income to total revenue	40%	41%	30%	39%	38%	38%	39%
Effective tax rate (f)	22.0%	23.6%	24.1%	25.7%	23.0%	23.9%	24.5%

For additional information regarding footnotes (b) through (e) below, refer to Selected Consolidated Income Statement Information on page 7.

(a)	Residential mortgage income for the three months ended December 31, 2012 was less than $.5 million.
(b)	Includes provision for residential mortgage repurchase obligations.
(c)	Includes gains on sales of Visa Class B common shares.
(d)	Includes expenses for residential mortgage foreclosure-related matters, the goodwill impairment charge for the Residential Mortgage Banking segment and noncash charges for unamortized discounts related to redemption of trust preferred securities.
(e)	Includes integration costs.
(f)	The effective income tax rates are generally lower than the statutory rate due to the relationship of pretax income to tax credits and earnings that are not subject to tax.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 2

Consolidated Balance Sheet (Unaudited)

In millions, except par value	December 31 2012	September 30 2012	June 30 2012	March 31 2012	December 31 2011
Assets
Cash and due from banks (a)	$5,220	$4,284	$4,136	$4,162	$4,105
Federal funds sold and resale agreements (b)	1,463	1,724	1,646	1,371	2,205
Trading securities	2,096	2,664	2,121	2,639	2,513
Interest-earning deposits with banks (a)	3,984	2,321	3,995	2,084	1,169
Loans held for sale (b)	3,693	2,737	3,333	2,456	2,936
Investment securities (a)	61,406	62,814	61,937	64,554	60,634
Loans (a) (b)	185,856	181,864	180,425	176,214	159,014
Allowance for loan and lease losses (a)	(4,036)	(4,039)	(4,156)	(4,196)	(4,347)

Net loans	181,820	177,825	176,269	172,018	154,667
Goodwill	9,072	9,163	9,158	9,169	8,285
Other intangible assets	1,797	1,778	1,804	2,019	1,859
Equity investments (a) (c)	10,877	10,846	10,617	10,352	10,134
Other (a) (b)	23,679	24,647	24,559	25,059	22,698

Total assets	$305,107	$300,803	$299,575	$295,883	$271,205

Liabilities
Deposits
Noninterest-bearing	$69,980	$64,484	$64,476	$62,463	$59,048
Interest-bearing	143,162	141,779	142,447	143,664	128,918

Total deposits	213,142	206,263	206,923	206,127	187,966
Borrowed funds
Federal funds purchased and repurchase agreements	3,327	3,877	4,166	4,832	2,984
Federal Home Loan Bank borrowings	9,437	9,942	10,440	8,957	6,967
Bank notes and senior debt	10,429	9,960	10,185	12,065	11,793
Subordinated debt	7,299	6,754	7,593	8,221	8,321
Commercial paper (a)	8,453	10,731	9,469	6,870	4,271
Other (a)	1,962	1,840	1,836	1,594	2,368

Total borrowed funds	40,907	43,104	43,689	42,539	36,704
Allowance for unfunded loan commitments and letters of credit	250	239	224	243	240
Accrued expenses (a)	4,449	4,015	3,428	3,607	4,175
Other (a)	4,594	5,380	5,097	5,131	4,874

Total liabilities	263,342	259,001	259,361	257,647	233,959

Equity
Preferred stock (d)
Common stock - $5 par value
Authorized 800 shares, issued 538, 538, 537, 537, and 537 shares	2,690	2,689	2,687	2,685	2,683
Capital surplus - preferred stock	3,590	3,559	3,120	1,638	1,637
Capital surplus - common stock and other	12,193	12,149	12,098	12,074	12,072
Retained earnings	20,265	19,813	19,149	18,834	18,253
Accumulated other comprehensive income (loss)	834	991	402	281	(105)
Common stock held in treasury at cost: 10, 9, 8, 9, and 10 shares	(569)	(518)	(451)	(467)	(487)

Total shareholders’ equity	39,003	38,683	37,005	35,045	34,053
Noncontrolling interests	2,762	3,119	3,209	3,191	3,193

Total equity	41,765	41,802	40,214	38,236	37,246

Total liabilities and equity	$305,107	$300,803	$299,575	$295,883	$271,205

Capital Ratios
Tier 1 common (e)	9.6%	9.5%	9.3%	9.3%	10.3%
Tier 1 risk-based (e)	11.7	11.7	11.4	11.4	12.6
Total risk-based (e)	14.7	14.5	14.2	14.4	15.8
Leverage (e)	10.4	10.4	10.1	10.5	11.1
Common shareholders’ equity to assets	11.6	11.7	11.3	11.3	12.0

(a)	Amounts include consolidated variable interest entities. Our 2012 Form 10-Qs included, and our 2012 Form 10-K will include, additional information regarding these items.
(b)	Amounts include assets for which PNC has elected the fair value option. Our 2012 Form 10-Qs included, and our 2012 Form 10-K will include, additional information regarding these items.
(c)	Amounts include our equity interest in BlackRock.
(d)	Par value less than $.5 million at each date.
(e)	The ratios as of December 31, 2012 are estimated.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 3

Average Consolidated Balance Sheet (Unaudited) (a)

	Three months ended					Year ended
In millions	December 31 2012	September 30 2012	June 30 2012	March 31 2012	December 31 2011	December 31 2012	December 31 2011
Assets
Interest-earning assets:
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	$25,552	$26,546	$26,968	$27,031	$25,691	$26,522	$25,892
Non-agency	6,245	6,490	6,716	6,577	6,859	6,506	7,413
Commercial mortgage-backed	3,674	3,720	3,561	3,774	3,640	3,682	3,461
Asset-backed	5,643	5,525	5,401	4,329	3,832	5,227	3,402
US Treasury and government agencies	2,746	2,516	2,549	3,123	3,376	2,733	4,308
State and municipal	2,034	1,972	1,902	1,770	1,767	1,920	2,002
Other debt	2,860	3,045	3,178	2,996	2,731	3,019	3,350
Corporate stocks and other	346	390	317	347	446	350	428

Total securities available for sale	49,100	50,204	50,592	49,947	48,342	49,959	50,256
Securities held to maturity
Residential mortgage-backed	4,377	4,480	4,259	4,576	4,658	4,423	2,424
Commercial mortgage-backed	3,967	4,180	4,376	4,635	4,794	4,288	4,444
Asset-backed	702	825	874	1,170	1,353	892	1,985
US Treasury and government agencies	229	227	225	223	221	226	87
State and municipal	664	671	671	671	670	670	271
Other	355	357	359	361	363	358	221

Total securities held to maturity	10,294	10,740	10,764	11,636	12,059	10,857	9,432

Total investment securities	59,394	60,944	61,356	61,583	60,401	60,816	59,688
Loans
Commercial	80,876	79,250	77,131	69,286	63,483	76,654	59,437
Commercial real estate	18,678	18,514	18,440	16,818	16,413	18,115	16,767
Equipment lease financing	6,956	6,774	6,586	6,377	6,233	6,674	6,219
Consumer	61,430	60,570	59,832	57,148	55,556	59,752	54,669
Residential real estate	15,257	15,575	15,932	14,927	14,474	15,423	14,924

Total loans	183,197	180,683	177,921	164,556	156,159	176,618	152,016
Loans held for sale	3,025	2,956	3,016	2,910	2,673	2,977	2,768
Federal funds sold and resale agreements	1,290	1,601	1,666	1,821	2,035	1,594	2,297
Other	6,737	6,422	6,173	6,864	7,138	6,549	7,571

Total interest-earning assets	253,643	252,606	250,132	237,734	228,406	248,554	224,340
Noninterest-earning assets:
Allowance for loan and lease losses	(3,987)	(4,152)	(4,176)	(4,314)	(4,472)	(4,157)	(4,656)
Cash and due from banks	4,126	3,907	3,694	3,777	3,883	3,877	3,565
Other	48,349	47,781	46,501	44,345	42,905	46,751	42,086

Total assets	$302,131	$300,142	$296,151	$281,542	$270,722	$295,025	$265,335

(a)	Calculated using average daily balances.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 4

Average Consolidated Balance Sheet (Unaudited) (Continued) (a)

	Three months ended					Year ended
In millions	December 31 2012	September 30 2012	June 30 2012	March 31 2012	December 31 2011	December 31 2012	December 31 2011
Liabilities and Equity
Interest-bearing liabilities:
Interest-bearing deposits
Money market	$67,997	$67,628	$66,902	$61,162	$58,897	$65,933	$58,765
Demand	36,619	34,733	34,388	31,599	29,338	34,342	27,563
Savings	10,190	10,066	10,008	9,183	8,545	9,863	8,185
Retail certificates of deposit	24,394	25,695	27,373	29,011	30,888	26,609	34,009
Time deposits in foreign offices and other time	2,740	3,230	3,577	3,238	2,869	3,195	2,815

Total interest-bearing deposits	141,940	141,352	142,248	134,193	130,537	139,942	131,337
Borrowed funds
Federal funds purchased and repurchase agreements	4,023	4,659	4,937	4,551	3,714	4,542	4,469
Federal Home Loan Bank borrowings	8,877	10,626	10,238	8,967	6,090	9,678	5,305
Bank notes and senior debt	9,702	9,657	10,618	11,138	11,463	10,275	11,202
Subordinated debt	6,668	6,408	7,293	7,719	8,463	7,019	8,942
Commercial paper	9,069	10,518	8,229	5,684	3,527	8,383	3,234
Other	1,961	1,868	1,809	2,153	2,408	1,947	2,574

Total borrowed funds	40,300	43,736	43,124	40,212	35,665	41,844	35,726

Total interest-bearing liabilities	182,240	185,088	185,372	174,405	166,202	181,786	167,063
Noninterest-bearing liabilities and equity:
Noninterest-bearing deposits	65,527	62,483	60,478	57,900	55,946	61,610	51,707
Allowance for unfunded loan commitments and letters of credit	239	225	243	240	217	237	203
Accrued expenses and other liabilities	12,237	11,590	10,375	11,186	11,132	11,350	11,040
Equity	41,888	40,756	39,683	37,811	37,225	40,042	35,322

Total liabilities and equity	$302,131	$300,142	$296,151	$281,542	$270,722	$295,025	$265,335

(a) Calculated using average daily balances. Supplemental Average Balance Sheet Information (Unaudited) Deposits and Common Shareholders’ Equity
Interest-bearing deposits	$141,940	$141,352	$142,248	$134,193	$130,537	$139,942	$131,337
Noninterest-bearing deposits	65,527	62,483	60,478	57,900	55,946	61,610	51,707

Total deposits	$207,467	$203,835	$202,726	$192,093	$186,483	$201,552	$183,044
Transaction deposits	$170,143	$164,844	$161,768	$150,661	$144,181	$161,885	$138,035
Common shareholders’ equity	$35,296	$34,323	$33,648	$32,981	$32,552	$34,066	$31,501

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 5

Details of Net Interest Margin (Unaudited) (a)

	Three months ended					Year ended
	December 31 2012	September 30 2012	June 30 2012	March 31 2012	December 31 2011	December 31 2012	December 31 2011
Average yields/rates
Yield on interest-earning assets
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	2.94%	3.03%	3.17%	3.14%	3.11%	3.07%	3.45%
Non-agency	5.39	5.08	5.63	5.38	5.44	5.38	5.31
Commercial mortgage-backed	3.81	4.29	4.41	4.42	4.43	4.24	4.57
Asset-backed	1.93	2.09	1.91	2.24	2.39	2.03	2.47
US Treasury and government agencies	1.76	2.08	2.33	1.80	2.61	2.01	2.65
State and municipal	4.66	4.62	4.63	5.13	4.58	4.74	4.55
Other debt	2.91	2.85	2.56	2.55	2.75	2.72	2.60
Corporate stocks and other	.24	.12	.11	.03	.04
Total securities available for sale	3.19	3.27	3.40	3.38	3.46	3.31	3.63
Securities held to maturity
Residential mortgage-backed	3.34	3.50	3.70	3.58	3.39	3.53	3.42
Commercial mortgage-backed	4.50	4.46	4.56	4.62	4.57	4.55	4.95
Asset-backed	1.76	2.61	1.83	1.68	1.98	1.91	2.17
US Treasury and government agencies	3.82	3.81	3.79	3.79	3.81	3.98	3.45
State and municipal	4.23	4.18	4.20	4.18	4.19	4.18	4.43
Other	2.89	2.82	2.89	2.83	2.88	2.79	3.17
Total securities held to maturity	3.73	3.83	3.90	3.82	3.74	3.82	3.90
Total investment securities	3.28	3.37	3.49	3.47	3.51	3.40	3.67

Loans
Commercial	4.16	4.30	4.75	4.51	4.66	4.50	4.92
Commercial real estate	5.57	5.26	5.78	5.19	5.33	5.55	5.24
Equipment lease financing	4.26	4.45	4.96	4.74	4.84	4.60	4.97
Consumer	4.68	4.63	4.67	4.78	4.81	4.69	4.89
Residential real estate	5.36	5.18	5.44	5.59	5.35	5.39	5.92
Total loans	4.58	4.59	4.90	4.78	4.85	4.75	5.04

Loans held for sale	5.34	4.34	6.00	6.89	5.96	5.64	6.97
Federal funds sold and resale agreements	1.04	1.22	1.45	1.58	1.48	1.38	1.44
Other	3.24	3.27	3.62	3.71	3.45	3.45	2.83
Total yield on interest-earning assets	4.24	4.24	4.51	4.41	4.44	4.38	4.59

Rate on interest-bearing liabilities
Interest-bearing deposits
Money market	.19	.21	.21	.23	.25	.21	.31
Demand	.04	.04	.04	.04	.05	.04	.08
Savings	.09	.09	.10	.10	.16	.09	.18
Retail certificates of deposit	.89	.90	.57	.80	1.16	.79	1.26
Time deposits in foreign offices and other time	.45	.38	.49	.49	.53	.47	.64
Total interest-bearing deposits	.27	.29	.24	.31	.42	.28	.51

Borrowed funds
Federal funds purchased and repurchase agreements	.20	.19	.21	.22	.15	.22	.16
Federal Home Loan Bank borrowings	.70	.69	.74	.80	.93	.74	1.00
Bank notes and senior debt	2.07	2.16	2.30	2.48	2.11	2.30	2.25
Subordinated debt	3.57	4.71	4.77	5.09	4.91	4.56	5.10
Commercial paper	.28	.28	.26	.26	.28	.27	.28
Other	2.78	2.43	2.25	2.05	1.87	2.41	1.90
Total borrowed funds	1.46	1.53	1.72	2.01	2.17	1.69	2.31
Total rate on interest-bearing liabilities	.54	.58	.58	.70	.80	.60	.89

Interest rate spread	3.70	3.66	3.93	3.71	3.64	3.78	3.70
Impact of noninterest-bearing sources	.15	.16	.15	.19	.22	.16	.22

Net interest margin	3.85%	3.82%	4.08%	3.90%	3.86%	3.94%	3.92%

(a)	Calculated as annualized taxable-equivalent net interest income divided by average earning assets. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all earning assets in calculating net interest margins, in this table we use net interest income on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under generally accepted accounting principles (GAAP) in the Consolidated Income Statement.

The taxable-equivalent adjustments to net interest income for the three months ended December 31, 2012, September 30, 2012, June 30, 2012, March 31, 2012, and December 31, 2011, were $42 million, $36 million, $35 million, $31 million, and $28 million, respectively. The taxable-equivalent adjustments to net interest income for the year ended December 31, 2012 and December 31, 2011 were $144 million and $104 million, respectively.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 6

Total and Core Net Interest Income (Unaudited)

Total and Core Net Interest Income

	Three months ended					Year ended
In millions	December 31 2012	September 30 2012	June 30 2012	March 31 2012	December 31 2011	December 31 2012	December 31 2011
Core net interest income (a)	$2,151	$2,154	$2,183	$2,028	$1,943	$8,516	$7,581
Purchase accounting accretion (a)	273	245	343	263	256	1,124	1,119

Total net interest income	$2,424	$2,399	$2,526	$2,291	$2,199	$9,640	$8,700

(a) We believe that core net interest income and purchase accounting accretion are useful in evaluating the components of net interest income. Details of Net Interest Margin (b)
	Three months ended					Year ended
In millions	December 31 2012	September 30 2012	June 30 2012	March 31 2012	December 31 2011	December 31 2012	December 31 2011
Average yields/rates
Yield on interest earning assets
Total investment securities	3.28%	3.37%	3.49%	3.47%	3.51%	3.40%	3.67%
Total loans	4.58	4.59	4.90	4.78	4.85	4.75	5.04
Other	3.56	3.26	3.95	4.17	3.68	3.74	3.48
Total yield on interest earning assets	4.24	4.24	4.51	4.41	4.44	4.38	4.59
Rate on interest-bearing liabilities
Total interest-bearing deposits	.27	.29	.24	.31	.42	.28	.51
Total borrowed funds	1.46	1.53	1.72	2.01	2.17	1.69	2.31
Total rate on interest-bearing liabilities	.54	.58	.58	.70	.80	.60	.89
Interest rate spread	3.70	3.66	3.93	3.71	3.64	3.78	3.70
Impact of noninterest-bearing sources	.15	.16	.15	.19	.22	.16	.22

Net interest margin	3.85%	3.82%	4.08%	3.90%	3.86%	3.94%	3.92%

(b) See note (a) on page 5. Details of Core Net Interest Margin (c)
	Three months ended					Year ended
In millions	December 31 2012	September 30 2012	June 30 2012	March 31 2012	December 31 2011	December 31 2012	December 31 2011
Average yields/rates
Yield on interest earning assets
Total investment securities	3.17%	3.27%	3.37%	3.41%	3.43%	3.30%	3.59%
Total loans	4.02	4.09	4.25	4.32	4.37	4.20	4.52
Other	3.35	3.11	3.73	3.65	3.68	3.46	3.25
Total yield on interest earning assets	3.80	3.85	4.01	4.05	4.09	3.95	4.21
Rate on interest-bearing liabilities
Total interest-bearing deposits	.31	.34	.39	.54	.65	.39	.78
Total borrowed funds	1.23	1.31	1.50	1.76	1.90	1.46	2.03
Total rate on interest-bearing liabilities	.52	.57	.64	.81	.93	.63	1.04
Interest rate spread	3.28	3.28	3.37	3.24	3.16	3.32	3.17
Impact of noninterest-bearing sources	.15	.16	.15	.19	.22	.16	.22

Core net interest margin	3.43	3.44	3.52	3.43	3.38	3.48	3.39
Purchase accounting accretion impact on net interest margin	.42	.38	.56	.47	.48	.46	.53

Net interest margin	3.85%	3.82%	4.08%	3.90%	3.86%	3.94%	3.92%

(c)    We believe that core net interest margin, a non-GAAP measure, is useful as a tool to help evaluate the impact of purchase accounting accretion on net interest margin. The adjustment represents annualized purchase accounting accretion divided by average interest-earning assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 7

Per Share Related Information (Unaudited)

	Three months ended					Year ended
In millions, except per share data	December 31 2012	September 30 2012	June 30 2012	March 31 2012	December 31 2011	December 31 2012	December 31 2011
Basic
Net income	$719	$925	$546	$811	$493	$3,001	$3,071
Less:
Net income (loss) attributable to noncontrolling interests	1	(14)	(5)	6	17	(12)	15
Preferred stock dividends and discount accretion and redemptions	54	63	25	39	25	181	58
Dividends and undistributed earnings allocated to nonvested restricted shares	4	5	1	4	2	14	12

Net income attributable to basic common shares	$660	$871	$525	$762	$449	$2,818	$2,986
Basic weighted-average common shares outstanding	526	526	527	526	524	526	524
Basic earnings per common share	$1.26	$1.66	$1.00	$1.45	$.86	$5.36	$5.70

Diluted
Net income attributable to basic common shares	$660	$871	$525	$762	$449	$2,818	$2,986
Less: BlackRock common stock equivalents	4	3	4	3	3	14	19

Net income attributable to diluted common shares	$656	$868	$521	$759	$446	$2,804	$2,967
Basic weighted-average common shares outstanding	526	526	527	526	524	526	524
Dilutive potential common shares	2	3	3	3	2	3	2

Diluted weighted-average common shares outstanding	528	529	530	529	526	529	526
Diluted earnings per common share	$1.24	$1.64	$.98	$1.44	$.85	$5.30	$5.64

Selected Consolidated Income Statement Information (Unaudited)

	Three months ended					Year ended
In millions, except per share data	December 31 2012	September 30 2012	June 30 2012	March 31 2012	December 31 2011	December 31 2012	December 31 2011
Noninterest Income
Provision for residential mortgage repurchase obligations (Pre-tax)	$254	$37	$438	$32	$36	$761	$102
Impact on diluted earnings per share (a)	.31	.05	.54	.04	.04	.93	.13
Gain on sale of Visa Class B common shares (Pre-tax)	$130	$137				$267
Impact on diluted earnings per share (a)	.16	.17				.33
Noninterest Expense
Goodwill impairment charge for
Residential Mortgage Banking segment (Pre-tax)	$45					$45
Impact on diluted earnings per share (a)	.08					.08
Expenses for residential mortgage foreclosure-related matters (Pre-tax)	$91	$53	$43	$38	$240	$225	$324
Impact on diluted earnings per share (a)	.11	.06	.05	.05	.30	.28	.40

Noncash charges for unamortized discounts related to redemption of trust preferred securities (Pre-tax)	$70	$95	$130		$198	$295	$198
Impact on diluted earnings per share (a)	.09	.12	.16		.24	.36	.24
Integration costs (Pre-tax)	$35	$35	$52	$145	$28	$267	$42
Impact on diluted earnings per share (a)	.04	.04	.06	.18	.04	.33	.05
Income Taxes
Benefit related to reversal of deferred tax liabilities (b)							$54
Impact on diluted earnings per share (a)							.07

(a)	In calculating impact on diluted earnings per share in the table above, after-tax amounts for the income statement items were calculated using a statutory federal income tax rate of 35%, excluding the goodwill impairment charge which was considered nondeductible for income tax purposes.
(b)	Represents tax benefit recognized within Income taxes on our Consolidated Income Statement.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 8

Details of Loans (Unaudited)

In millions	December 31 2012	September 30 2012	June 30 2012	March 31 2012	December 31 2011
Commercial
Retail/wholesale trade	$13,801	$13,381	$13,434	$12,983	$11,539
Manufacturing	13,856	13,498	13,442	12,684	11,453
Service providers	12,095	11,822	11,875	11,215	9,717
Real estate related (a)	10,616	10,208	10,051	10,091	8,488
Financial services	9,026	9,136	9,397	8,273	6,646
Health care	7,267	6,652	6,240	5,695	5,068
Other industries	16,379	14,971	14,462	14,574	12,783

Total commercial	83,040	79,668	78,901	75,515	65,694

Commercial real estate
Real estate projects	12,347	12,801	12,837	12,589	10,640
Commercial mortgage	6,308	5,808	5,643	5,945	5,564

Total commercial real estate	18,655	18,609	18,480	18,534	16,204

Equipment lease financing	7,247	6,923	6,764	6,594	6,416

Total commercial lending	108,942	105,200	104,145	100,643	88,314

Consumer
Home equity
Lines of credit	23,576	24,007	24,360	24,668	22,491
Installment	12,344	11,871	11,478	11,076	10,598
Credit card	4,303	4,135	4,123	4,089	3,976
Other consumer
Education	8,238	8,415	8,807	9,246	9,582
Automobile	8,708	8,328	7,166	5,794	5,181
Other	4,505	4,525	4,523	4,486	4,403

Total consumer	61,674	61,281	60,457	59,359	56,231

Residential real estate
Residential mortgage	14,430	14,505	14,927	15,287	13,885
Residential construction	810	878	896	925	584

Total residential real estate	15,240	15,383	15,823	16,212	14,469

Total consumer lending	76,914	76,664	76,280	75,571	70,700

Total loans (b)	$185,856	$181,864	$180,425	$176,214	$159,014

(a) Includes loans to customers in the real estate and construction industries.
(b) Includes purchased impaired loans:	$7,406	$7,749	$8,083	$8,421	$6,667
Details of Loans Held for Sale (Unaudited)
In millions	December 31 2012	September 30 2012	June 30 2012	March 31 2012	December 31 2011
Commercial mortgage	$1,392	$1,183	$1,021	$1,014	$1,294
Residential mortgage	2,220	1,477	1,939	1,387	1,522
Other	81	77	373	55	120

Total	$3,693	$2,737	$3,333	$2,456	$2,936

Net Unfunded Commitments (Unaudited)
In millions	December 31 2012	September 30 2012	June 30 2012	March 31 2012	December 31 2011
Net unfunded commitments	$120,592	$118,285	$113,636	$112,454	$103,271

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 9

Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters of Credit (Unaudited)

Change in Allowance for Loan and Lease Losses

Three months ended - in millions	December 31 2012	September 30 2012	June 30 2012	March 31 2012	December 31 2011
Beginning balance	$4,039	$4,156	$4,196	$4,347	$4,507
Charge-offs:
Commercial	(126)	(114)	(123)	(111)	(143)
Commercial real estate	(72)	(83)	(75)	(84)	(90)
Equipment lease financing	(4)	(2)	(5)	(5)	(7)
Home equity (a)	(141)	(167)	(121)	(131)	(109)
Residential real estate (a)	(18)	(25)	(37)	(30)	(32)
Credit card (a)	(43)	(47)	(55)	(55)	(50)
Other consumer (a)	(56)	(43)	(46)	(51)	(51)

Total charge-offs (b)	(460)	(481)	(462)	(467)	(482)
Recoveries:
Commercial	77	76	75	72	76
Commercial real estate	29	34	29	23	40
Equipment lease financing	8	7	6	9	13
Home equity	15	16	17	13	11
Residential real estate		(1)	1	(1)	1
Credit card	9	6	6	5	5
Other consumer	12	12	13	13	9

Total recoveries	150	150	147	134	155
Net (charge-offs) recoveries:
Commercial	(49)	(38)	(48)	(39)	(67)
Commercial real estate	(43)	(49)	(46)	(61)	(50)
Equipment lease financing	4	5	1	4	6
Home equity	(126)	(151)	(104)	(118)	(98)
Residential real estate	(18)	(26)	(36)	(31)	(31)
Credit card	(34)	(41)	(49)	(50)	(45)
Other consumer	(44)	(31)	(33)	(38)	(42)

Total net charge-offs	(310)	(331)	(315)	(333)	(327)
Provision for credit losses	318	228	256	185	190
Other		1
Net change in allowance for unfunded loan commitments and letters of credit	(11)	(15)	19	(3)	(23)

Ending balance	$4,036	$4,039	$4,156	$4,196	$4,347

Supplemental Information
Net charge-offs to average loans (for the three months ended) (annualized)	.67%	.73%	.71%	.81%	.83%
Allowance for loan and lease losses to total loans	2.17	2.22	2.30	2.38	2.73
Commercial lending net charge-offs	$(88)	$(82)	$(93)	$(96)	$(111)
Consumer lending net charge-offs	(222)	(249)	(222)	(237)	(216)

Total net charge-offs	$(310)	$(331)	$(315)	$(333)	$(327)
Net charge-offs to average loans
Commercial lending	.33%	.31%	.37%	.42%	.51%
Consumer lending	1.15	1.30	1.18	1.32	1.22

(a)	Pursuant to regulatory guidance issued in the third quarter of 2012, additional consumer charge-offs of $45.2 million and $82.9 million have been taken as of December 31, 2012 and September 30, 2012, respectively, related to changes in treatment of certain loans where borrowers have been discharged from personal liability under bankruptcy protection where no formal reaffirmation of the loan obligation was provided by the borrower. Such loans have been classified as troubled debt restructurings (TDRs) and have been measured at fair value of the collateral less costs to sell.
(b)	Pursuant to regulatory guidance, the Company will adopt a policy in the first quarter of 2013, subsequent to operationalizing related procedures, to charge-off a portion of certain second-lien consumer loans (residential mortgage and home equity lines of credit) where the first lien is delinquent. If this policy had been in effect as of December 31, 2012 there would have been an estimated cumulative charge-off of approximately $125 million. The risk of loss associated with these loans has been considered in the determination of our Allowance for Loan and Lease Losses (ALLL) at December 31, 2012.

Change in Allowance for Unfunded Loan Commitments and Letters of Credit

Three months ended - in millions	December 31 2012	September 30 2012	June 30 2012	March 31 2012	December 31 2011
Beginning balance	$239	$224	$243	$240	$217
Net change in allowance for unfunded loan commitments and letters of credit	11	15	(19)	3	23

Ending balance	$250	$239	$224	$243	$240

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 10

Purchase Accounting Accretion and Valuation of Purchased Impaired Loans (Unaudited)

Accretion - Purchased Impaired Loans

	Three months ended			Year ended
In millions	December 31 2012 (a)	September 30 2012 (a)	December 31 2011 (b)	December 31 2012 (a)	December 31 2011 (b)
Impaired loans
Scheduled accretion	$160	$175	$154	$671	$666
Reversal of contractual interest on impaired loans	(93)	(103)	(102)	(404)	(395)

Scheduled accretion net of contractual interest	67	72	52	267	271
Excess cash recoveries	45	21	61	157	254

Total impaired loans	$112	$93	$113	$424	$525

(a)	Represents National City and RBC Bank (USA) acquisitions.
(b)	Represents National City acquisition.

Accretable Net Interest - Purchased Impaired Loans

In millions
October 1, 2012	$2,264	January 1, 2012	$2,109	January 1, 2011	$2,185
		Addition due to RBC (USA) acquisition on March 2, 2012	587
Accretion	(160)	Accretion	(671)	Accretion	(666)
Excess cash recoveries	(45)	Excess cash recoveries	(157)	Excess cash recoveries	(254)
Net reclassifications to accretable from non-accretable and other activity	107	Net reclassifications to accretable from non-accretable and other activity	298	Net reclassifications to accretable from non-accretable and other activity	844

December 31, 2012 (a)	$2,166	December 31, 2012	$2,166	December 31, 2011	$2,109

(a)	As of December 31, 2012, we estimate that the reversal of contractual interest on purchased impaired loans will total approximately $1.2 billion in future periods.

This will offset the total net accretable interest in future interest income of $2.2 billion on purchased impaired loans.

Valuation of Purchased Impaired Loans

	December 31, 2012 (a)		September 30, 2012 (a)		December 31, 2011 (b)
Dollars in millions	Balance	Net Investment	Balance	Net Investment	Balance	Net Investment
Commercial and commercial real estate loans:
Unpaid principal balance	$1,680		$1,937		$988
Purchased impaired mark	(431)		(535)		(136)

Recorded investment	1,249		1,402		852
Allowance for loan losses	(239)		(229)		(229)

Net investment	1,010	60%	1,173	61%	623	63%

Consumer and residential mortgage loans:
Unpaid principal balance	6,639		6,976		6,533
Purchased impaired mark	(482)		(629)		(718)

Recorded investment	6,157		6,347		5,815
Allowance for loan losses	(858)		(839)		(769)

Net investment	5,299	80%	5,508	79%	5,046	77%

Total purchased impaired loans:
Unpaid principal balance	8,319		8,913		7,521
Purchased impaired mark	(913)		(1,164)		(854)

Recorded investment	7,406		7,749		6,667
Allowance for loan losses	(1,097)		(1,068)		(998)

Net investment	$6,309	76%	$6,681	75%	$5,669	75%

(a)	Represents National City and RBC Bank (USA) acquisitions.
(b)	Represents National City acquisition.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 11

Details of Nonperforming Assets (Unaudited)

Nonperforming Assets by Type

In millions	December 31 2012	September 30 2012	June 30 2012	March 31 2012	December 31 2011
Nonperforming loans, including TDRs (a)
Commercial lending
Commercial
Retail/wholesale trade	$61	$88	$110	$108	$109
Manufacturing	73	104	141	107	117
Service providers	124	144	145	149	147
Real estate related (b)	178	236	214	232	252
Financial services	9	13	15	20	36
Health care	25	26	22	23	29
Other industries	120	138	144	200	209

Total commercial	590	749	791	839	899

Commercial real estate
Real estate projects	654	802	924	977	1,051
Commercial mortgage	153	198	218	274	294

Total commercial real estate	807	1,000	1,142	1,251	1,345

Equipment lease financing	13	15	19	21	22

Total commercial lending	1,410	1,764	1,952	2,111	2,266

Consumer lending (c)
Home equity (d)	951	818	722	685	529
Residential real estate
Residential mortgage (e)	824	766	707	684	685
Residential construction	21	24	32	44	41
Credit card (f)	5	5	6	12	8
Other consumer	43	37	39	45	31

Total consumer lending (g)	1,844	1,650	1,506	1,470	1,294

Total nonperforming loans (h)	3,254	3,414	3,458	3,581	3,560

OREO and foreclosed assets
Other real estate owned (OREO) (i)	507	578	670	749	561
Foreclosed and other assets	33	29	48	31	35

Total OREO and foreclosed assets	540	607	718	780	596

Total nonperforming assets	$3,794	$4,021	$4,176	$4,361	$4,156

Nonperforming loans to total loans	1.75%	1.88%	1.92%	2.03%	2.24%
Nonperforming assets to total loans, OREO and foreclosed assets	2.04	2.20	2.31	2.46	2.60
Nonperforming assets to total assets	1.24	1.34	1.39	1.47	1.53
Allowance for loan and lease losses to nonperforming loans (h) (j)	124	118	120	117	122

(a)	See analysis of troubled debt restructurings (TDRs) on page 12.
(b)	Includes loans related to customers in the real estate and construction industries.
(c)	Excludes most consumer loans and lines of credit, not secured by residential real estate, which are charged off after 120 to 180 days past due and are not placed on nonperforming status.
(d)	In the first quarter of 2012, we adopted a policy stating that Home equity loans past due 90 days or more would be placed on nonaccrual status. Prior policy required that these loans be past due 180 days before being placed on nonaccrual status.
(e)	Nonperforming residential mortgage excludes loans of $69 million, $61 million, $55 million, $55 million, and $61 million accounted for under the fair value option as of December 31, 2012, September 30, 2012, June 30, 2012, March 31, 2012 and December 31, 2011, respectively.
(f)	Effective in the second quarter of 2011, the commercial nonaccrual policy was applied to certain small business credit card balances. This change resulted in loans being placed on nonaccrual status when they become 90 days or more past due. We continue to charge off these loans at 180 days past due.
(g)	Pursuant to regulatory guidance issued in the third quarter of 2012, nonperforming consumer loans, primarily home equity and residential mortgage, increased $199 million and $112 million in the fourth and third quarters of 2012, respectively, related to changes in treatment of certain loans classified as TDRs, net of charge-offs, resulting from bankruptcy where no formal reaffirmation was provided by the borrower and therefore a concession has been granted based upon discharge from personal liability. Charge-offs have been taken where the fair value less costs to sell the collateral was less than the recorded investment of the loan and were $45.2 million and $82.9 million, respectively. As of December 31, 2012, there were $285.5 million of these loans, of which 76% were current.
(h)	Nonperforming loans exclude certain government insured or guaranteed loans, loans held for sale, loans accounted for under the fair value option and purchased impaired loans.
(i)	OREO excludes $380 million, $363 million, $262 million, $252 million, and $280 million at December 31, 2012, September 30, 2012, June 30, 2012, March 31, 2012 and December 31, 2011, respectively, related to residential real estate that was acquired by us upon foreclosure of serviced loans because they are insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA).
(j)	The allowance for loan and lease losses includes impairment reserves attributable to purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 12

Details of Nonperforming Assets and Troubled Debt Restructurings (Unaudited)

Change in Nonperforming Assets

	October 1, 2012 -	July 1, 2012 -	April 1, 2012 -	January 1, 2012 -	October 1, 2011 -
In millions	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Beginning balance	$4,021	$4,176	$4,361	$4,156	$4,298
New nonperforming assets	804	861	797	1,186	854
Charge-offs and valuation adjustments	(297)	(392)	(293)	(236)	(221)
Principal activity, including paydowns and payoffs	(532)	(438)	(428)	(414)	(506)
Asset sales and transfers to loans held for sale	(134)	(162)	(168)	(146)	(152)
Returned to performing status	(68)	(24)	(93)	(185)	(117)

Ending balance	$3,794	$4,021	$4,176	$4,361	$4,156

Largest Individual Nonperforming Assets at December 31, 2012 (a)

In millions
Ranking	Outstandings	Industry
1	$38	Real Estate, Rental and Leasing
2	34	Real Estate, Rental and Leasing
3	17	Real Estate, Rental and Leasing
4	14	Utilities
5	14	Real Estate, Rental and Leasing
6	12	Other Real Estate Owned
7	12	Real Estate, Rental and Leasing
8	12	Construction
9	12	Real Estate, Rental and Leasing
10	11	Residential Mortgage

Total	$176

As a percent of total nonperforming assets 5%

(a)	Amounts shown are not net of related allowance for loan and lease losses, if applicable.

Summary of Troubled Debt Restructurings

In millions	December 31 2012	September 30 2012	June 30 2012	March 31 2012	December 31 2011
Total commercial lending	$541	$556	$483	$412	$405
Total consumer lending (a)	2,318	2,019	1,836	1,821	1,798

Total TDRs	$2,859	$2,575	$2,319	$2,233	$2,203

Nonperforming	$1,589	$1,383	$1,189	$1,095	$1,141
Accruing (b)	1,037	950	878	865	771
Credit card (c)	233	242	252	273	291

Total TDRs	$2,859	$2,575	$2,319	$2,233	$2,203

Loans whose terms have been restructured in a manner that grants a concession to a borrower experiencing financial difficulties are considered troubled debt restructurings (TDRs). TDRs typically result from our loss mitigation activities and include rate reductions, principal forgiveness, postponement/reduction of scheduled amortization, and extensions, which are intended to minimize economic loss and to avoid foreclosure or repossession of collateral. Certain consumer government insured or guaranteed loans which were evaluated for TDR consideration, loans held for sale, loans accounted for under the fair value option, and pooled purchased impaired loans are not classified as TDRs.

(a)	Pursuant to regulatory guidance issued in the third quarter of 2012, additional troubled debt restructurings related to changes in treatment of certain loans of $245.7 million and $154.8 million in the fourth and third quarters of 2012, respectively, net of charge-offs, resulting from bankruptcy where no formal reaffirmation was provided by the borrower and therefore a concession has been granted based upon discharge from personal liability were added to the consumer lending population. The additional TDR population increased nonperforming loans by $199 million and $112 million, respectively. Charge-offs have been taken where the fair value less costs to sell the collateral was less than the recorded investment of the loan and were $45.2 million and $82.9 million, respectively. As of December 31, 2012, there were $285.5 million of these loans, of which 76% were current.
(b)	Accruing loans have demonstrated a period of at least six months of performance under the restructured terms and are excluded from nonperforming loans.
(c)	Includes credit cards and certain small business and consumer credit agreements whose terms have been restructured and are TDRs. However, since our policy is to exempt these loans from being placed on nonaccrual status as permitted by regulatory guidance as generally these loans are directly charged off in the period that they become 180 days past due, these loans are excluded from nonperforming loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 13

Accruing Loans Past Due (Unaudited)

Accruing Loans Past Due 30 to 59 Days (a)

	Amount					Percent of Total Outstandings
	Dec. 31	Sept. 30	Jun. 30	Mar. 31	Dec. 31	Dec. 31	Sept. 30	Jun. 30	Mar. 31	Dec. 31
Dollars in millions	2012	2012	2012	2012	2011	2012	2012	2012	2012	2011
Commercial	$115	$141	$130	$195	$122	.14%	.18%	.16%	.26%	.19%
Commercial real estate	100	91	123	144	96	.54	.49	.67	.78	.59
Equipment lease financing	17	8	5	25	22	.23	.12	.07	.38	.34
Home equity (b)	117	130	124	127	173	.33	.36	.35	.36	.52
Residential real estate
Non government insured (c)	151	147	148	198	180	.99	.96	.94	1.22	1.24
Government insured	127	127	123	122	122	.83	.80	.78	.75	.84
Credit card	34	31	33	34	38	.79	.75	.80	.83	.96
Other consumer
Non government insured	65	54	43	50	58	.30	.25	.21	.26	.30
Government insured	193	154	164	171	207	.90	.72	.80	.88	1.08

Total	$919	$883	$893	$1,066	$1,018	.49	.49	.49	.60	.64

Accruing Loans Past Due 60 to 89 Days (a)

	Amount					Percent of Total Outstandings
	Dec. 31	Sept. 30	Jun. 30	Mar. 31	Dec. 31	Dec. 31	Sept. 30	Jun. 30	Mar. 31	Dec. 31
Dollars in millions	2012	2012	2012	2012	2011	2012	2012	2012	2012	2011
Commercial	$55	$92	$65	$53	$47	.07%	.12%	.08%	.07%	.07%
Commercial real estate	57	66	105	44	35	.31	.35	.57	.24	.22
Equipment lease financing	1	5	2	2	5	.01	.07	.03	.03	.08
Home equity (b)	58	69	68	79	114	.16	.19	.19	.22	.34
Residential real estate
Non government insured (c)	49	52	52	56	72	.32	.34	.33	.35	.50
Government insured	97	94	91	100	104	.64	.59	.58	.62	.72
Credit card	23	20	22	24	25	.53	.48	.53	.59	.63
Other consumer
Non government insured	21	23	16	20	21	.10	.11	.08	.10	.11
Government insured	110	121	113	98	124	.51	.57	.55	.50	.65

Total	$471	$542	$534	$476	$547	.25	.30	.30	.27	.34

Accruing Loans Past Due 90 Days or More (a)

	Amount					Percent of Total Outstandings
	Dec. 31	Sept. 30	Jun. 30	Mar. 31	Dec. 31	Dec. 31	Sept. 30	Jun. 30	Mar. 31	Dec. 31
Dollars in millions	2012	2012	2012	2012	2011	2012	2012	2012	2012	2011
Commercial	$42	$41	$34	$28	$49	.05%	.05%	.04%	.04%	.07%
Commercial real estate	15	36	16	5	6	.08	.19	.09	.03	.04
Equipment lease financing	2	1	1	5		.03	.01	.01	.08
Home equity (b)(d)					221					.67
Residential real estate
Non government insured (c)	46	97	104	116	152	.30	.63	.66	.72	1.05
Government insured	1,855	1,896	1,925	2,012	2,129	12.17	11.98	12.17	12.41	14.71
Credit card	36	32	38	47	48	.84	.77	.92	1.15	1.21
Other consumer
Non government insured	18	18	17	21	23	.08	.08	.08	.11	.12
Government insured	337	335	348	351	345	1.57	1.58	1.70	1.80	1.80

Total	$2,351	$2,456	$2,483	$2,585	$2,973	1.26	1.35	1.38	1.47	1.87

(a)	Excludes loans held for sale and purchased impaired loans.
(b)	The Home equity amounts as of March 31, 2012 were reduced by $47 million and $24 million for the Accruing Loans Past Due 30 to 59 Days and 60 to 89 Days respectively, to correct for immaterial amounts. Prior periods have not been adjusted.
(c)	The Residential real estate amounts as of March 31, 2012 were reduced by $24 million, $17 million and $24 million for the Accruing Loans Past Due 30 to 59 Days, 60 to 89 Days and 90 Days or More respectively, to correct for immaterial amounts. Prior periods have not been adjusted.
(d)	In the first quarter of 2012, we adopted a policy stating that Home equity loans past due 90 days or more would be placed on nonaccrual status. Prior policy required that these loans be past due 180 days before being placed on nonaccrual status.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 14

Business Segment Descriptions (Unaudited)

Retail Banking provides deposit, lending, brokerage, investment management, and cash management services to consumer and small business customers within our primary geographic markets. Our customers are serviced through our branch network, call centers and online banking channels. The branch network is located primarily in Pennsylvania, Ohio, New Jersey, Michigan, Illinois, Maryland, Indiana, North Carolina, Florida, Kentucky, Washington, D.C., Delaware, Alabama, Virginia, Georgia, Missouri, Wisconsin and South Carolina.

Corporate & Institutional Banking provides lending, treasury management and capital markets-related products and services to mid-sized corporations, government and not-for-profit entities and selectively to large corporations. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting and global trade services. Capital markets-related products and services include foreign exchange, derivatives, loan syndications, mergers and acquisitions advisory and related services to middle-market companies, our multi-seller conduit, securities underwriting and securities sales and trading. Corporate & Institutional Banking also provides commercial loan servicing, and real estate advisory and technology solutions for the commercial real estate finance industry. Corporate & Institutional Banking provides products and services generally within our primary geographic markets, with certain products and services offered nationally and internationally.

Asset Management Group includes personal wealth management for high net worth and ultra high net worth clients and institutional asset management. Wealth management products and services include financial and retirement planning, customized investment management, private banking, tailored credit solutions and trust management and administration for individuals and their families. Institutional asset management provides investment management, custody and retirement administration services. The institutional clients include corporations, unions, municipalities, non-profits, foundations and endowments, primarily located in our geographic footprint.

Residential Mortgage Banking directly originates primarily first lien residential mortgage loans on a nationwide basis with a significant presence within the retail banking footprint, and also originates loans through majority owned affiliates. Mortgage loans represent loans collateralized by one-to-four-family residential real estate. These loans are typically underwritten to government agency and/or third-party standards, and sold, servicing retained, to secondary mortgage conduits Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC), Federal Home Loan Banks and third-party investors, or are securitized and issued under the Government National Mortgage Association (GNMA) program. The mortgage servicing operation performs all functions related to servicing mortgage loans, primarily those in first lien position, for various investors and for loans owned by PNC. Certain loans originated through majority owned affiliates are sold to others.

Non-Strategic Assets Portfolio (formerly, Distressed Assets Portfolio) includes a consumer portfolio of mainly residential mortgage and brokered home equity loans and a small commercial loan and lease portfolio. We obtained a significant portion of these non-strategic assets through acquisitions of other companies.

BlackRock is a leader in investment management, risk management and advisory services for institutional and retail clients worldwide. BlackRock provides diversified investment management services to institutional clients, intermediary and individual investors through various investment vehicles. Investment management services primarily consist of the management of equity, fixed income, multi-asset class, alternative investment and cash management products. BlackRock offers its investment products in a variety of vehicles, including open-end and closed-end mutual funds, iShares® exchange-traded funds (“ETFs”), collective investment trusts and separate accounts. In addition, BlackRock provides market risk management, financial markets advisory and enterprise investment system services to a broad base of clients. Financial markets advisory services include valuation services relating to illiquid securities, dispositions and workout assignments (including long-term portfolio liquidation assignments), risk management and strategic planning and execution. At December 31, 2012, our economic interest in BlackRock was 22%.

Period End Employees

	December 31	September 30	June 30	March 31	December 31
	2012	2012	2012	2012	2011
Full-time employees
Retail Banking	23,331	23,403	23,388	23,583	21,056
Other full-time employees (a)	27,616	27,512	27,060	26,863	24,884

Total full-time employees	50,947	50,915	50,448	50,446	45,940

Part-time employees
Retail Banking	4,563	4,740	4,970	5,265	5,083
Other part-time employees (a)	775	879	1,215	894	868

Total part-time employees	5,338	5,619	6,185	6,159	5,951

Total (b)	56,285	56,534	56,633	56,605	51,891

(a)	Includes period end employees for all businesses other than Retail Banking and includes operations, technology and staff services employees other than staff directly employed by Retail Banking.
(b)	The increase in the total number of employees at March 31, 2012 is primarily driven by the acquisition of RBC Bank (USA) during the first quarter of 2012.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 15

Summary of Business Segment Income and Revenue (Unaudited) (a) (b)

	Three months ended					Year ended
In millions	December 31 2012	September 30 2012	June 30 2012	March 31 2012	December 31 2011	December 31 2012	December 31 2011
Income (Loss)
Retail Banking (c)	$121	$192	$136	$147	$62	$596	$371
Corporate & Institutional Banking	649	607	577	495	597	2,328	1,940
Asset Management Group	34	37	38	36	25	145	168
Residential Mortgage Banking (d)	(192)	36	(213)	61	(61)	(308)	89
Non-Strategic Assets Portfolio	59	40	67	71	(2)	237	200
Other, including BlackRock (b) (e) (f)	48	13	(59)	1	(128)	3	303

Net income (g)	$719	$925	$546	$811	$493	$3,001	$3,071

Revenue
Retail Banking (c)	$1,677	$1,664	$1,551	$1,436	$1,383	$6,328	$5,579
Corporate & Institutional Banking	1,576	1,416	1,439	1,266	1,306	5,697	4,775
Asset Management Group	247	243	240	243	234	973	929
Residential Mortgage Banking (d)	58	284	(109)	293	220	526	952
Non-Strategic Assets Portfolio	218	204	223	198	207	843	960
Other, including BlackRock (b) (e)	293	277	279	296	199	1,145	1,131

Total revenue	$4,069	$4,088	$3,623	$3,732	$3,549	$15,512	$14,326

(a)	Our business information is presented based on our internal management reporting practices. We periodically refine our internal methodologies as management reporting practices are enhanced. During the second quarter of 2012, enhancements were made to the funds transfer pricing methodology. Retrospective application of our new funds transfer pricing methodology has been made to the prior period reportable business segment results and disclosures to create comparability to the current period presentation, which we believe is more meaningful to readers of our financial statements. During the third quarter of 2012, enhancements were made to certain assumptions used to estimate our total ALLL and provision. The estimated impact as of the beginning of the third quarter 2012 was approximately an increase of $41 million and a decrease of $55 million to the provision for credit losses of Retail Banking and Corporate & Institutional Banking, respectively.
(b)	We consider BlackRock to be a separate reportable business segment but have combined its results with Other for this presentation. Our 2012 Form 10-K will include additional information regarding BlackRock.
(c)	Includes gains on sales of a portion of Visa Class B common shares in the third and fourth quarters of 2012. For more information, refer to Selected Consolidated Income Statement Information on page 7.
(d)	Includes provisions for residential mortgage repurchase obligations. For more information, refer to Selected Consolidated Income Statement Information on page 7.
(e)	Includes earnings and gains or losses related to PNC’s equity interest in BlackRock and residual activities that do not meet the criteria for disclosure as a separate reportable business, such as gains or losses related to BlackRock transactions, integration costs, asset and liability management activities including net securities gains or losses, other-than-temporary impairment of investment securities and certain trading activities, exited businesses, alternative investments including private equity, intercompany eliminations, most corporate overhead, tax adjustments that are not allocated to business segments and differences between business segment performance reporting and financial statement reporting (GAAP), including the presentation of net income attributable to noncontrolling interests as the segments’ results exclude their portion of net income attributable to noncontrolling interests.
(f)	Includes amounts for integration costs and noncash charges for unamortized discounts related to redemption of trust preferred securities. For more information, refer to Selected Consolidated Income Statement Information on page 7.
(g)	Includes expenses for residential mortgage foreclosure-related matters. For 2011, these expenses have been allocated among the following: Residential Mortgage Banking, Non-Strategic Assets Portfolio and Other. For 2012, these expenses were only allocated to Residential Mortgage Banking. For more information, refer to Selected Consolidated Income Statement Information on page 7.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 16

Retail Banking (Unaudited) (a)

	Three months ended					Year ended
Dollars in millions	December 31 2012	September 30 2012	June 30 2012	March 31 2012	December 31 2011	December 31 2012	December 31 2011
INCOME STATEMENT
Net interest income	$1,081	$1,076	$1,114	$1,045	$972	$4,316	$3,806
Noninterest income
Service charges on deposits	143	146	137	121	135	547	510
Brokerage	48	47	49	45	48	189	201
Consumer services	220	214	213	191	195	838	927
Other	185	181	38	34	33	438	135

Total noninterest income	596	588	437	391	411	2,012	1,773

Total revenue	1,677	1,664	1,551	1,436	1,383	6,328	5,579
Provision for credit losses	280	220	165	135	229	800	891
Noninterest expense	1,206	1,140	1,171	1,069	1,056	4,586	4,103

Pretax earnings	191	304	215	232	98	942	585
Income taxes	70	112	79	85	36	346	214

Earnings	$121	$192	$136	$147	$62	$596	$371

AVERAGE BALANCE SHEET
Loans
Consumer
Home equity	$28,920	$28,881	$28,761	$26,759	$25,890	$28,321	$25,972
Indirect auto	6,718	5,654	5,042	4,439	3,878	5,467	3,094
Indirect other	1,063	1,133	1,211	1,292	1,368	1,174	1,491
Education	8,370	8,611	9,100	9,440	9,302	8,878	9,103
Credit cards	4,138	4,108	4,075	3,928	3,805	4,063	3,738
Other	2,145	2,068	2,004	1,888	1,824	2,039	1,750

Total consumer	51,354	50,455	50,193	47,746	46,067	49,942	45,148
Commercial and commercial real estate	11,266	11,360	11,445	10,682	10,369	11,198	10,567
Floor plan	1,915	1,769	1,803	1,663	1,452	1,788	1,450
Residential mortgage	862	918	972	1,031	1,092	946	1,180

Total loans	65,397	64,502	64,413	61,122	58,980	63,874	58,345
Goodwill and other intangible assets	6,174	6,199	6,228	5,888	5,735	6,123	5,751
Other assets	2,565	2,589	2,452	2,699	2,455	2,576	2,352

Total assets	$74,136	$73,290	$73,093	$69,709	$67,170	$72,573	$66,448

Deposits
Noninterest-bearing demand	$20,900	$20,660	$20,381	$18,764	$18,105	$20,179	$18,183
Interest-bearing demand	29,526	28,506	28,265	25,707	23,583	28,007	22,196
Money market	47,859	47,557	47,271	43,601	41,638	46,578	41,002

Total transaction deposits	98,285	96,723	95,917	88,072	83,326	94,764	81,381
Savings	10,068	9,954	9,900	9,077	8,450	9,751	8,098
Certificates of deposit	23,531	24,746	26,468	28,150	29,998	25,715	33,006

Total deposits	131,884	131,423	132,285	125,299	121,774	130,230	122,485
Other liabilities	285	255	190	629	758	340	855
Capital	9,051	9,034	8,455	8,328	8,152	8,747	8,168

Total liabilities and equity	$141,220	$140,712	$140,930	$134,256	$130,684	$139,317	$131,508

PERFORMANCE RATIOS
Return on average capital	5%	8%	6%	7%	3%	7%	5%
Return on average assets	.65	1.04	.75	.85	.37	.82	.56
Noninterest income to total revenue	36	35	28	27	30	32	32
Efficiency	72	69	75	74	76	72	74

(a)	See note (a) on page 15.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 17

Retail Banking (Unaudited) (Continued)

	Three months ended					Year ended
Dollars in millions, except as noted	December 31 2012	September 30 2012	June 30 2012	March 31 2012	December 31 2011	December 31 2012	December 31 2011
OTHER INFORMATION (a)			.
Credit-related statistics:
Commercial nonperforming assets	$245	$266	$275	$315	$336
Consumer nonperforming assets	902	799	685	650	513

Total nonperforming assets	$1,147	$1,065	$960	$965	$849

Purchased impaired loans (b)	$819	$852	$886	$903	$757

Commercial lending net charge-offs	$34	$19	$38	$28	$48	$119	$219
Credit card lending net charge-offs	35	40	49	50	44	174	211
Consumer lending (excluding credit card) net charge-offs	148	160	100	113	103	521	427

Total net charge-offs	$217	$219	$187	$191	$195	$814	$857

Commercial lending annualized net charge-off ratio	1.03%	.58%	1.15%	.91%	1.61%	.92%	1.82%
Credit card lending annualized net charge-off ratio	3.36%	3.87%	4.84%	5.12%	4.59%	4.28%	5.64%
Consumer lending (excluding credit card) annualized net charge-off ratio	1.22%	1.35%	.85%	1.01%	.94%	1.11%	1.00%

Total annualized net charge-off ratio	1.32%	1.35%	1.17%	1.26%	1.31%	1.27%	1.47%

Home equity portfolio credit statistics: (c)
% of first lien positions at origination	42%	41%	39%	37%	39%
Weighted-average loan-to-value ratios (LTVs) (d)	81%	80%	78%	81%	72%
Weighted-average updated FICO scores (e)	742	742	742	739	743
Annualized net charge-off ratio	1.35%	1.58%	.92%	1.11%	1.01%	1.22%	1.09%
Loans 30 - 59 days past due	.52%	.51%	.54%	.56%	.58%
Loans 60 - 89 days past due	.33%	.33%	.33%	.35%	.38%
Loans 90 days past due (f)	1.22%	1.24%	1.24%	1.24%	1.22%

Other statistics:
ATMs	7,282	7,261	7,206	7,220	6,806
Branches (g)	2,881	2,887	2,888	2,900	2,511

Customer-related statistics: (in thousands)
Retail Banking checking relationships	6,475	6,451	6,349	6,278	5,761
Retail online banking active customers	4,227	4,117	3,953	3,823	3,519
Retail online bill payment active customers	1,236	1,219	1,189	1,161	1,105

Brokerage statistics:
Financial consultants (h)	636	655	684	693	686
Full service brokerage offices	41	42	40	38	38
Brokerage account assets (billions)	$38	$38	$36	$37	$34

(a)	Presented as of period end, except for net charge-offs and annualized net charge-off ratios, which are for the three months ended and year ended, respectively.
(b)	Recorded investment of purchased impaired loans related to acquisitions.
(c)	Lien position, LTV, FICO and delinquency statistics are based upon balances and other data that exclude the impact of accounting for acquired loans.
(d)	Updated LTV is reported for each quarterly period within 2012. For previous quarters, LTV is based upon data from loan origination. Original LTV excludes certain acquired portfolio loans where this data is not available.
(e)	Represents FICO scores that are updated monthly for home equity lines and quarterly for the home equity installment loans.
(f)	Includes non-accrual loans.
(g)	Excludes satellite offices (e.g., drive-ups, electronic branches, retirement centers) that provide limited products and/or services.
(h)	Financial consultants provide services in full service brokerage offices and traditional bank branches.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 18

Corporate & Institutional Banking (Unaudited) (a)

	Three months ended					Year ended
Dollars in millions, except as noted	December 31 2012	September 30 2012	June 30 2012	March 31 2012	December 31 2011	December 31 2012	December 31 2011
INCOME STATEMENT
Net interest income	$1,057	$1,019	$1,085	$938	$943	$4,099	$3,538
Noninterest income
Corporate service fees	324	258	248	200	226	1,030	752
Other	195	139	106	128	137	568	485

Noninterest income	519	397	354	328	363	1,598	1,237

Total revenue	1,576	1,416	1,439	1,266	1,306	5,697	4,775
Provision for credit losses (benefit)	9	(61)	33	19	(136)		(124)
Noninterest expense	549	520	496	463	495	2,028	1,832

Pretax earnings	1,018	957	910	784	947	3,669	3,067
Income taxes	369	350	333	289	350	1,341	1,127

Earnings	$649	$607	$577	$495	$597	$2,328	$1,940

AVERAGE BALANCE SHEET
Loans
Commercial	$51,081	$50,636	$49,087	$42,919	$38,709	$48,444	$35,764
Commercial real estate	16,517	16,226	15,928	14,388	13,903	15,768	13,938
Commercial - real estate related	6,562	6,008	5,545	4,971	4,463	5,774	3,782
Asset-based lending	10,893	10,406	9,755	9,266	8,893	10,083	8,171
Equipment lease financing	6,272	6,095	5,911	5,706	5,529	5,997	5,506

Total loans	91,325	89,371	86,226	77,250	71,497	86,066	67,161
Goodwill and other intangible assets	3,724	3,707	3,749	3,442	3,291	3,656	3,405
Loans held for sale	1,190	1,263	1,190	1,244	1,271	1,222	1,257
Other assets	12,842	12,582	11,670	10,960	10,111	12,018	9,220

Total assets	$109,081	$106,923	$102,835	$92,896	$86,170	$102,962	$81,043

Deposits
Noninterest-bearing demand	$40,607	$37,685	$37,813	$37,225	$35,770	$38,337	$31,462
Money market	16,500	16,237	15,734	13,872	13,385	15,590	12,925
Other	6,842	6,277	5,933	5,372	5,617	6,108	5,651

Total deposits	63,949	60,199	59,480	56,469	54,772	60,035	50,038
Other liabilities	19,107	19,201	17,551	15,987	14,095	17,969	13,323
Capital	9,787	9,937	8,815	8,537	8,256	9,272	8,010

Total liabilities and equity	$92,843	$89,337	$85,846	$80,993	$77,123	$87,276	$71,371

PERFORMANCE RATIOS
Return on average capital	26%	24%	26%	23%	29%	25%	24%
Return on average assets	2.37	2.26	2.26	2.14	2.75	2.26	2.39
Noninterest income to total revenue	33	28	25	26	28	28	26
Efficiency	35	37	34	37	38	36	38

COMMERCIAL MORTGAGE SERVICING PORTFOLIO (in billions)
Beginning of period	$265	$264	$268	$267	$267	$267	$266
Acquisitions/additions	35	12	7	10	12	64	43
Repayments/transfers	(18)	(11)	(11)	(9)	(12)	(49)	(42)

End of period	$282	$265	$264	$268	$267	$282	$267

OTHER INFORMATION
Consolidated revenue from: (b)
Treasury Management (c)	$337	$346	$354	$343	$323	$1,380	$1,266
Capital Markets (d)	$228	$175	$151	$156	$160	$710	$622
Commercial mortgage loans held for sale (e)	$44	$13	$34	$13	$38	$104	$113
Commercial mortgage loan servicing income, net of amortization (f)	57	55	53	30	55	195	180
Commercial mortgage servicing rights recovery/(impairment), net of economic hedge	16	16	(6)	5	—	31	(157)

Total commercial mortgage banking activities	$117	$84	$81	$48	$93	$330	$136
Total loans (g)	$93,721	$90,099	$88,810	$84,329	$73,417
Net carrying amount of commercial mortgage servicing rights (g)	$420	$402	$398	$428	$468
Credit-related statistics:
Nonperforming assets (g)	$1,181	$1,500	$1,686	$1,776	$1,889
Purchased impaired loans (g) (h)	$875	$990	$1,088	$1,177	$404
Net charge-offs	$34	$35	$30	$43	$43	$142	$375

(a)	See note (a) on page 15.
(b)	Represents consolidated PNC amounts. Our 2012 Form 10-K will include additional information regarding these items.
(c)	Includes amounts reported in net interest income and corporate service fees.
(d)	Includes amounts reported in net interest income, corporate service fees and other noninterest income.
(e)	Includes valuations on commercial mortgage loans held for sale and related commitments, derivative valuations, origination fees, gains on sale of loans held for sale and net interest income on loans held for sale.
(f)	Includes net interest income and noninterest income from loan servicing and ancillary services, net of commercial mortgage servicing rights amortization and a direct write-down of commercial mortgage servicing rights of $24 million recognized in the first quarter of 2012. Commercial mortgage servicing rights recovery/(impairment), net of economic hedge is shown separately.
(g)	Presented as of period end.
(h)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 19

Asset Management Group (Unaudited) (a)

	Three months ended					Year ended
Dollars in millions, except as noted	December 31 2012	September 30 2012	June 30 2012	March 31 2012	December 31 2011	December 31 2012	December 31 2011
INCOME STATEMENT
Net interest income	$74	$73	$75	$75	$73	$297	$280
Noninterest income	173	170	165	168	161	676	649

Total revenue	247	243	240	243	234	973	929
Provision for credit losses (benefit)	(2)	4	(1)	10	10	11	(24)
Noninterest expense	195	180	181	176	184	732	687

Pretax earnings	54	59	60	57	40	230	266
Income taxes	20	22	22	21	15	85	98

Earnings	$34	$37	$38	$36	$25	$145	$168

AVERAGE BALANCE SHEET
Loans
Consumer	$4,671	$4,486	$4,321	$4,183	$4,173	$4,416	$4,108
Commercial and commercial real estate	1,021	1,060	1,098	1,126	1,193	1,076	1,301
Residential mortgage	706	687	692	692	696	695	706

Total loans	6,398	6,233	6,111	6,001	6,062	6,187	6,115
Goodwill and other intangible assets	315	324	333	345	349	329	361
Other assets	226	214	215	220	233	219	243

Total assets	$6,939	$6,771	$6,659	$6,566	$6,644	$6,735	$6,719

Deposits
Noninterest-bearing demand	$1,573	$1,336	$1,362	$1,575	$1,305	$1,462	$1,209
Interest-bearing demand	3,009	2,662	2,674	2,637	2,529	2,746	2,361
Money market	3,562	3,466	3,535	3,651	3,625	3,553	3,589

Total transaction deposits	8,144	7,464	7,571	7,863	7,459	7,761	7,159
CDs/IRAs/savings deposits	461	465	490	549	587	491	632

Total deposits	8,605	7,929	8,061	8,412	8,046	8,252	7,791
Other liabilities	65	68	68	71	78	68	74
Capital	481	464	463	347	355	439	349

Total liabilities and equity	$9,151	$8,461	$8,592	$8,830	$8,479	$8,759	$8,214

PERFORMANCE RATIOS
Return on average capital	28%	32%	33%	42%	28%	33%	48%
Return on average assets	1.95	2.17	2.30	2.21	1.49	2.15	2.50
Noninterest income to total revenue	70	70	69	69	69	69	70
Efficiency	79	74	75	72	79	75	74

OTHER INFORMATION
Total nonperforming assets (b)	$69	$61	$67	$73	$60
Purchased impaired loans (b) (c)	$109	$118	$122	$126	$127
Total net charge-offs (recoveries)	$2	$(1)	$3	$2	$6	$6	$—

ASSETS UNDER ADMINISTRATION (in billions) (b) (d)
Personal	$107	$106	$102	$104	$100
Institutional	117	116	112	115	110

Total	$224	$222	$214	$219	$210

Asset Type
Equity	$120	$120	$116	$119	$111
Fixed income	69	68	66	66	66
Liquidity/Other	35	34	32	34	33

Total	$224	$222	$214	$219	$210

Discretionary assets under management
Personal	$73	$73	$71	$73	$69
Institutional	39	39	38	39	38

Total	$112	$112	$109	$112	$107

Asset Type
Equity	$56	$57	$56	$58	$53
Fixed income	39	39	38	38	38
Liquidity/Other	17	16	15	16	16

Total	$112	$112	$109	$112	$107

Nondiscretionary assets under administration
Personal	$34	$33	$31	$31	$31
Institutional	78	77	74	76	72

Total	$112	$110	$105	$107	$103

Asset Type
Equity	$64	$63	$60	$61	$58
Fixed income	30	29	28	28	28
Liquidity/Other	18	18	17	18	17

Total	$112	$110	$105	$107	$103

(a)	See note (a) on page 15.
(b)	As of period end.
(c)	Recorded investment of purchased impaired loans related to acquisitions.
(d)	Excludes brokerage account assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 20

Residential Mortgage Banking (Unaudited) (a)

	Three months ended					Year ended
Dollars in millions, except as noted	December 31 2012	September 30 2012	June 30 2012	March 31 2012	December 31 2011	December 31 2012	December 31 2011
INCOME STATEMENT
Net interest income	$53	$52	$53	$51	$52	$209	$201
Noninterest income
Loan servicing revenue
Servicing fees	48	49	52	56	53	205	226
Net MSR hedging gains	2	7	39	71	35	119	220
Loan sales revenue
Provision for residential mortgage repurchase obligations	(254)	(37)	(438)	(32)	(36)	(761)	(102)
Loan sales revenue	213	216	177	141	110	747	384
Other	(4)	(3)	8	6	6	7	23

Total noninterest income	5	232	(162)	242	168	317	751

Total revenue	58	284	(109)	293	220	526	952
Provision for credit losses (benefit)	2	2	(2)	(7)	(10)	(5)	5
Noninterest expense	333	226	230	203	317	992	797

Pretax earnings (loss)	(277)	56	(337)	97	(87)	(461)	150
Income taxes (benefit)	(85)	20	(124)	36	(26)	(153)	61

Earnings (loss)	$(192)	$36	$(213)	$61	$(61)	$(308)	$89

AVERAGE BALANCE SHEET
Portfolio loans	$2,559	$2,648	$2,751	$2,922	$2,868	$2,719	$2,771
Loans held for sale	1,832	1,694	1,830	1,675	1,409	1,758	1,492
Mortgage servicing rights (MSR)	620	599	665	645	701	632	905
Other assets	6,120	6,560	6,255	6,747	6,786	6,420	6,102

Total assets	$11,131	$11,501	$11,501	$11,989	$11,764	$11,529	$11,270

Deposits	$3,286	$3,492	$1,783	$1,662	$1,756	$2,560	$1,675
Borrowings and other liabilities	3,729	4,198	4,067	4,353	4,324	4,086	3,877
Capital	1,830	1,488	1,157	832	832	1,329	731

Total liabilities and equity	$8,845	$9,178	$7,007	$6,847	$6,912	$7,975	$6,283

PERFORMANCE RATIOS
Return on average capital	(42)%	10%	(74)%	29%	(29)%	(23)%	12%
Return on average assets	(6.86)	1.25	(7.45)	2.05	(2.06)	(2.67)	.79
Noninterest income to total revenue	9	82	149	83	76	60	79
Efficiency	574	80	(211)	69	144	189	84

RESIDENTIAL MORTGAGE SERVICING PORTFOLIO - THIRD-PARTY (in billions)
Beginning of period	$119	$116	$121	$118	$121	$118	$125
Acquisitions	6	8		7	1	21	6
Additions	4	4	2	4	3	14	12
Repayments/transfers	(10)	(9)	(7)	(8)	(7)	(34)	(25)

End of period	$119	$119	$116	$121	$118	$119	$118

Servicing portfolio - third-party statistics: (b)
Fixed rate	92%	91%	91%	91%	90%
Adjustable rate/balloon	8%	9%	9%	9%	10%
Weighted-average interest rate	4.94%	5.06%	5.21%	5.26%	5.38%
MSR capitalized value (in billions)	$.7	$.6	$.6	$.7	$.7
MSR capitalization value (in basis points)	54	50	50	60	54
Weighted-average servicing fee (in basis points)	28	29	29	29	29

RESIDENTIAL MORTGAGE REPURCHASE RESERVE
Beginning of period	$421	$462	$101	$83	$85	$83	$144
Provision	254	37	438	32	36	761	102
RBC Bank (USA) acquisition				26		26
Losses - loan repurchases and settlements	(61)	(78)	(77)	(40)	(38)	(256)	(163)

End of period	$614	$421	$462	$101	$83	$614	$83

OTHER INFORMATION
Loan origination volume (in billions)	$4.4	$3.8	$3.6	$3.4	$3.0	$15.2	$11.4
Percentage of originations represented by:
Agency and government programs	100%	100%	100%	100%	100%	100%	100%
Refinance volume	80%	74%	72%	82%	79%	77%	76%
Total nonperforming assets (b)	$134	$82	$78	$80	$76
Purchased impaired loans (b) (c)	$38	$69	$84	$100	$112

(a)	See note (a) on page 15.
(b)	As of period end.
(c)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 21

Non-Strategic Assets Portfolio (Unaudited) (a)

	Three months ended					Year ended
Dollars in millions	December 31 2012	September 30 2012	June 30 2012	March 31 2012	December 31 2011	December 31 2012	December 31 2011
INCOME STATEMENT
Net interest income	$197	$195	$221	$217	$192	$830	$913
Noninterest income	21	9	2	(19)	15	13	47

Total revenue	218	204	223	198	207	843	960
Provision for credit losses	52	61	50	18	88	181	366
Noninterest expense	73	79	67	68	119	287	275

Pretax earnings	93	64	106	112	—	375	319
Income taxes	34	24	39	41	2	138	119

Earnings (loss)	$59	$40	$67	$71	$(2)	$237	$200

AVERAGE BALANCE SHEET
Commercial Lending:
Commercial/Commercial real estate	$720	$846	$1,008	$1,004	$1,030	$894	$1,277
Lease financing	684	678	675	670	703	677	712

Total commercial lending	1,404	1,524	1,683	1,674	1,733	1,571	1,989

Consumer Lending:
Home equity	4,325	4,498	4,668	4,849	5,006	4,584	5,257
Residential real estate	6,130	6,328	6,534	6,046	5,937	6,259	6,161

Total consumer lending	10,455	10,826	11,202	10,895	10,943	10,843	11,418

Total portfolio loans	11,859	12,350	12,885	12,569	12,676	12,414	13,407
Other assets (b)	(481)	(333)	(195)	(445)	(368)	(364)	(288)

Total assets	$11,378	$12,017	$12,690	$12,124	$12,308	$12,050	$13,119

Deposits and other liabilities	$186	$189	$180	$177	$85	$183	$111
Capital	1,188	1,278	1,311	1,176	1,213	1,238	1,319

Total liabilities and equity	$1,374	$1,467	$1,491	$1,353	$1,298	$1,421	$1,430

PERFORMANCE RATIOS
Return on average capital	20%	12%	21%	24%	(1)%	19%	15%
Return on average assets	2.06	1.32	2.12	2.36	(.06)	1.97	1.52
Noninterest income to total revenue	10	4	1	(10)	7	2	5
Efficiency	33	39	30	34	57	34	29

OTHER INFORMATION
Nonperforming assets (c)	$999	$1,056	$1,120	$1,192	$1,024
Purchased impaired loans (c) (d)	$5,547	$5,702	$5,889	$6,097	$5,251
Net charge-offs	$60	$65	$83	$91	$77	$299	$370
Annualized net charge-off ratio	2.01%	2.09%	2.59%	2.91%	2.41%	2.41%	2.76%

LOANS (c)
Commercial Lending:
Commercial/Commercial real estate	$665	$795	$945	$1,104	$976
Lease financing	686	680	677	671	670

Total commercial lending	1,351	1,475	1,622	1,775	1,646

Consumer Lending:
Home equity	4,237	4,408	4,575	4,751	4,930
Residential real estate	6,093	6,272	6,475	6,693	5,840

Total consumer lending	10,330	10,680	11,050	11,444	10,770

Total loans	$11,681	$12,155	$12,672	$13,219	$12,416

(a)	See note (a) on page 15.
(b)	Other assets were negative in all periods presented due to the allowance for loan and lease losses.
(c)	As of period end.
(d)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 22

Glossary Of Terms

Accretable net interest (Accretable yield) - The excess of cash flows expected to be collected on a purchased impaired loan over the carrying value of the loan. The accretable net interest is recognized into interest income over the remaining life of the loan using the constant effective yield method.

Adjusted average total assets - Primarily comprised of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on investment securities, less goodwill and certain other intangible assets (net of eligible deferred taxes).

Annualized - Adjusted to reflect a full year of activity.

Assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Basis point - One hundredth of a percentage point.

Carrying value of purchased impaired loans - The net value on the balance sheet which represents the recorded investment less any valuation allowance.

Cash recoveries - Cash recoveries used in the context of purchased impaired loans represent cash payments from customers that exceeded the recorded investment of the designated impaired loan.

Charge-off - Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred from portfolio holdings to held for sale by reducing the loan carrying amount to the fair value of the loan, if fair value is less than carrying amount.

Commercial mortgage banking activities - Includes commercial mortgage servicing, originating commercial mortgages for sale and related hedging activities. Commercial mortgage banking activities revenue includes commercial mortgage servicing (including net interest income and noninterest income from loan servicing and ancillary services, net of commercial mortgage servicing rights amortization, and commercial mortgage servicing rights valuations), and revenue derived from commercial mortgage loans intended for sale and related hedges (including loan origination fees, net interest income, valuation adjustments and gains or losses on sales).

Common shareholders’ equity to total assets - Common shareholders’ equity divided by total assets. Common shareholders’ equity equals total shareholders’ equity less the liquidation value of preferred stock.

Core net interest income - Total net interest income less purchase accounting accretion.

Credit spread - The difference in yield between debt issues of similar maturity. The excess of yield attributable to credit spread is often used as a measure of relative creditworthiness, with a reduction in the credit spread reflecting an improvement in the borrower’s perceived creditworthiness.

Derivatives - Financial contracts whose value is derived from changes in publicly traded securities, interest rates, currency exchange rates or market indices. Derivatives cover a wide assortment of financial contracts, including but not limited to forward contracts, futures, options and swaps.

Duration of equity - An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., positioned for declining interest rates). For example, if the duration of equity is +1.5 years, the economic value of equity declines by 1.5% for each 100 basis point increase in interest rates.

Earning assets - Assets that generate income, which include: Federal funds sold; resale agreements; trading securities; interest-earning deposits with banks; loans held for sale; loans; investment securities; and certain other assets.

Economic capital - Represents the amount of resources that a business or business segment should hold to guard against potentially large losses that could cause insolvency and is based on a measurement of economic risk. The economic capital measurement process involves converting a risk distribution to the capital that is required to support the risk, consistent with our target credit rating. As such, economic risk serves as a “common currency” of risk that allows us to compare different risks on a similar basis.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 23

Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off-balance sheet positions.

Efficiency - Noninterest expense divided by total revenue.

Fair value - The price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

FICO score - A credit bureau-based industry standard score created by Fair Isaac Co. which predicts the likelihood of borrower default. We use FICO scores both in underwriting and assessing credit risk in our consumer lending portfolio. Lower FICO scores indicate likely higher risk of default, while higher FICO scores indicate likely lower risk of default. FICO scores are updated on a periodic basis.

Funds transfer pricing - A management accounting methodology designed to recognize the net interest income effects of sources and uses of funds provided by the assets and liabilities of a business segment. We assign these balances LIBOR-based funding rates at origination that represent the interest cost for us to raise/invest funds with similar maturity and repricing structures.

Futures and forward contracts - Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP - Accounting principles generally accepted in the United States of America.

Investment securities - Collectively, securities available for sale and securities held to maturity.

Leverage ratio - Tier 1 risk-based capital divided by adjusted average total assets.

LIBOR - Acronym for London InterBank Offered Rate. LIBOR is the average interest rate charged when banks in the London wholesale money market (or interbank market) borrow unsecured funds from each other. LIBOR rates are used as a benchmark for interest rates on a global basis. PNC’s product set includes loans priced using LIBOR as a benchmark.

Loan-to-value ratio (LTV) - A calculation of a loan’s collateral coverage that is used both in underwriting and assessing credit risk in our lending portfolio. LTV is the sum total of loan obligations secured by collateral divided by the market value of that same collateral. Market values of the collateral are based on an independent valuation of the collateral. For example, an LTV of less than 90% is better secured and has less credit risk than an LTV of greater than or equal to 90%.

Loss given default (LGD) - An estimate of loss, net of recovery based on collateral type, collateral value, loan exposure, or the guarantor(s) quality and guaranty type (full or partial). Each loan has its own LGD. The LGD risk rating measures the percentage of exposure of a specific credit obligation that we expect to lose if default occurs. LGD is net of recovery, through either liquidation of collateral or deficiency judgments rendered from foreclosure or bankruptcy proceedings.

Net interest margin - Annualized taxable-equivalent net interest income divided by average earning assets.

Nonaccretable difference - Contractually required payments receivable on a purchased impaired loan in excess of the cash flows expected to be collected.

Nondiscretionary assets under administration - Assets we hold for our customers/clients in a non-discretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Nonperforming assets - Nonperforming assets include nonperforming loans, TDRs, and OREO and foreclosed assets, but exclude certain government insured or guaranteed loans, loans held for sale, loans accounted for under fair value option and purchased impaired loans. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans - Loans for which we do not accrue interest income. Nonperforming loans include loans to commercial, commercial real estate, equipment lease financing, home equity, residential real estate, credit card and other consumer customers as well as TDRs which have not returned to performing status. Nonperforming loans exclude certain government insured or guaranteed loans, loans held for sale, loans accounted for under the fair value option and purchased impaired loans. Nonperforming loans exclude purchased impaired loans as we are currently accreting interest income over the expected life of the loans.

Notional amount - A number of currency units, shares, or other units specified in a derivative contract.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 24

Operating leverage - The period to period dollar or percentage change in total revenue (GAAP basis) less the dollar or percentage change in noninterest expense. A positive variance indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative variance implies expense growth exceeded revenue growth (i.e., negative operating leverage).

Options - Contracts that grant the purchaser, for a premium payment, the right, but not the obligation, to either purchase or sell the associated financial instrument at a set price during a specified period or at a specified date in the future.

Other real estate owned (OREO) and foreclosed assets - Assets taken in settlement of troubled loans primarily through deed-in-lieu of foreclosure or foreclosure. Foreclosed assets include real and personal property, equity interests in corporations, partnerships, and limited liability companies.

Other-than-temporary impairment (OTTI) - When the fair value of a security is less than its amortized cost basis, an assessment is performed to determine whether the impairment is other-than-temporary. If we intend to sell the security or more likely than not will be required to sell the security before recovery of its amortized cost basis less any current-period credit loss, an other-than-temporary impairment is considered to have occurred. In such cases, an other-than-temporary impairment is recognized in earnings equal to the entire difference between the investment’s amortized cost basis and its fair value at the balance sheet date. Further, if we do not expect to recover the entire amortized cost of the security, an other-than-temporary impairment is considered to have occurred. However for debt securities, if we do not intend to sell the security and it is not more likely than not that we will be required to sell the security before its recovery, the other-than-temporary loss is separated into (a) the amount representing the credit loss, and (b) the amount related to all other factors. The other-than-temporary impairment related to credit losses is recognized in earnings while the amount related to all other factors is recognized in other comprehensive income, net of tax.

Parent company liquidity coverage - Liquid assets divided by funding obligations within a two year period.

Pretax earnings - Income from continuing operations before income taxes and noncontrolling interests.

Pretax, pre-provision earnings - Total revenue less noninterest expense.

Probability of default (PD) - An internal risk rating that indicates the likelihood that a credit obligor will enter into default status.

Purchase accounting accretion - Accretion of the discounts and premiums on acquired assets and liabilities. The purchase accounting accretion is recognized in net interest income over the weighted average life of the financial instruments using the constant effective yield method. Accretion for purchased impaired loans includes any cash recoveries received in excess of the recorded investment.

Purchased impaired loans - Acquired loans determined to be credit impaired under FASB ASC 310-30 (AICPA SOP 03-3). Loans are determined to be impaired if there is evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected.

Recorded investment (purchased impaired loans) - The initial investment of a purchased impaired loan plus interest accretion and less any cash payments and writedowns to date. The recorded investment excludes any valuation allowance which is included in our allowance for loan and lease losses.

Recovery - Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Residential development loans - Project-specific loans to commercial customers for the construction or development of residential real estate including land, single family homes, condominiums and other residential properties.

Residential mortgage servicing rights hedge gains/(losses), net - We have elected to measure acquired or originated residential mortgage servicing rights (MSRs) at fair value under GAAP. We employ a risk management strategy designed to protect the economic value of MSRs from changes in interest rates. This strategy utilizes securities and a portfolio of derivative instruments to hedge changes in the fair value of MSRs arising from changes in interest rates. These financial instruments are expected to have changes in fair value which are negatively correlated to the change in fair value of the MSR portfolio. Net MSR hedge gains/(losses) represent the change in the fair value of MSRs, exclusive of changes due to time decay and payoffs, combined with the change in the fair value of the associated securities and derivative instruments.

Return on average assets - Annualized net income divided by average assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 25

Return on average capital - Annualized net income divided by average capital.

Return on average common shareholders’ equity - Annualized net income attributable to common shareholders divided by average common shareholders’ equity.

Risk-weighted assets - Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Securitization - The process of legally transforming financial assets into securities.

Servicing rights - An intangible asset or liability created by an obligation to service assets for others. Typical servicing rights include the right to receive a fee for collecting and forwarding payments on loans and related taxes and insurance premiums held in escrow.

Taxable-equivalent interest - The interest income earned on certain assets is completely or partially exempt from Federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Tier 1 common capital - Tier 1 risk-based capital, less preferred equity, less trust preferred capital securities, and less noncontrolling interests.

Tier 1 common capital ratio - Tier 1 common capital divided by period-end risk-weighted assets.

Tier 1 risk-based capital - Total shareholders’ equity, plus trust preferred capital securities, plus certain noncontrolling interests that are held by others; less goodwill and certain other intangible assets (net of eligible deferred taxes relating to taxable and nontaxable combinations), less equity investments in nonfinancial companies less ineligible servicing assets and less net unrealized holding losses on available for sale equity securities. Net unrealized holding gains on available for sale equity securities, net unrealized holding gains (losses) on available for sale debt securities and net unrealized holding gains (losses) on cash flow hedge derivatives are excluded from total shareholders’ equity for Tier 1 risk-based capital purposes.

Tier 1 risk-based capital ratio - Tier 1 risk-based capital divided by period-end risk-weighted assets.

Total equity - Total shareholders’ equity plus noncontrolling interests.

Total risk-based capital - Tier 1 risk-based capital plus qualifying subordinated debt and trust preferred securities, other noncontrolling interest not qualified as Tier 1, eligible gains on available for sale equity securities and the allowance for loan and lease losses, subject to certain limitations.

Total risk-based capital ratio - Total risk-based capital divided by period-end risk-weighted assets.

Transaction deposits - The sum of interest-bearing money market deposits, interest-bearing demand deposits, and noninterest-bearing deposits.

Troubled debt restructuring (TDR) - A loan whose terms have been restructured in a manner that grants a concession to a borrower experiencing financial difficulties.

Watchlist - A list of criticized loans, credit exposure or other assets compiled for internal monitoring purposes. We define criticized exposure for this purpose as exposure with an internal risk rating of other assets especially mentioned, substandard, doubtful or loss.

Yield curve - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.